For Release April 2, 2008
Contact: Lisa Razo
(802) 865-1838

Merchants Bank Announces New Executive Officer

SOUTH BURLINGTON, VT-Michael R. Tuttle, President and CEO of Merchants Bancshares, Inc. (NASDAQ: MBVT) and its main operating subsidiary, Merchants Bank, announced that Molly Dillon, 59, of South Burlington, Vermont, will join Merchants Bank on Monday, April 7, 2008, as Senior Vice President. She will also join the Bank's wholly-owned subsidiary, Merchants Trust Company as President and CEO. Ms. Dillon was formerly Senior Vice President and Managing Director of the Wealth Management Group at TD Banknorth, based in Burlington, VT. She has 20 years' of experience in trust, investment and private banking, with additional experience in executive-level marketing and sales management at TD Banknorth and Bank of Vermont.

Ms. Dillon is a member of the honorary board of directors of the Visiting Nurse Association of Chittenden and Grand Isle Counties, and has previously served the VNA as chair of the board and as recent campaign co-chair. She has served on the Planned Giving Committee of the Greater Burlington United Way, where she continues to participate as campaign solicitor. Ms. Dillon is also a former board member of the Greater Burlington YMCA and the Leadership Campaign of the Lake Champlain Regional Chamber of Commerce, and former regional trustee of the Vermont Symphony Orchestra.

Ms. Dillon earned a Bachelor of Arts degree from Cornell University, and is a Certified Trust and Financial Advisor. She completed programs at Northern New England School of Banking and the American Bankers Association's National Trust School at Northwestern University.

Mr. Tuttle commented, "We are delighted that Molly has joined us during this very exciting period of growth for our wealth management division. I am confident that Merchants Trust Company will reach new heights under her leadership."

The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes 36 community bank offices and 44 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, CashRewards Checkingsm , a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card, and Free Automated Phone Banking; Business Banking with Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded

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on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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